UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2014

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2014, the Board of Directors of Electromed, Inc. (the “Company”), upon recommendation by the Company’s Nominating and Governance Committee, elected Lee Jones to the Company’s Board of Directors effective August 26, 2014. The election of Ms. Jones fills a current vacancy on the Company’s Board. A founder of Rebiotix Inc., a biotechnology company, Ms. Jones has served as its President and Chief Executive Officer since November 2011. Ms. Jones has also served on the Board of Directors of Uroplasty, Inc. since August 2006. A press release announcing Ms. Jones’ appointment was issued on September 2, 2014 and is attached hereto as Exhibit 99.1.

Consistent with the Company’s non-employee director compensation arrangements, Ms. Jones will be paid $1,000 per Board meeting attended, a $1,000 retainer for each Committee of the Board Ms. Jones serves on in the first quarter of the fiscal year, and $500 per quarter for each Committee Ms. Jones serves on in the second, third and fourth quarters of the fiscal year. Ms. Jones is expected to serve on the Company’s Personnel and Compensation and Nominating and Governance Committees.

Ms. Jones was not elected to the Board pursuant to any agreement or understanding between Ms. Jones and any other person. Since the beginning of the Company’s last fiscal year, neither Ms. Jones nor any of her immediate family has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Item 9.01	Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

	99.1	Press Release of Electromed, Inc. dated September 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: September 2, 2014	By	/s/ Jeremy Brock
	Name:	Jeremy Brock
	Title:	Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

ELECTROMED, INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
September 2, 2014	001-34839

Exhibit
Number	Description
99.1	Press Release of Electromed, Inc. dated September 2, 2014.